EXHIBIT 99.1

Tauriga Sciences Inc. Appoints Mr. Michael Wolff as the Fifth Member of the Company's Board of Directors;
Company's Board now Sarbanes-Oxley Compliant

New York, NY (05/13/2013)  –  Tauriga Sciences, Inc. (OTCQB:  TAUG) ("Tauriga" or the "Company"), a life sciences company creating a diversified portfolio of medical technology assets, has today announced the appointment of Mr. Michael Wolff ("Mr. Wolff") as the fifth member of the Company's Board of Directors ("Board").  Mr. Wolff will serve the Company as an independent member of the Board and will chair the Company's audit committee; one of the four recently established Board oversight committees. In his capacity as an independent director, Mr. Wolff will assist in the Company in further enhancing its corporate governance protocols and oversight committees, as well making his impressive rolodex available to management. With the appointment of Mr. Wolff as the Company's fifth Board member (third independent director), the Company has now become Sarbanes-Oxley ("SOX") compliant, with respect to the composition of its corporate Board.

Below see Biography ("BIO") for Mr. Michael Wolff,  Age 67

Michael Wolff is a Principal in Marketing, bringing an extensive background in management consulting, organizational effectiveness, personal development, motivation and creativity. Currently Mr. Wolff is a partner at New York based Eisner Amper, one of the largest accounting firms in the nation with nearly 1,300 employees, including 180 partners. The firm is PCAOB-registered and provides public companies with audit, tax, internal audit, pension audit, executive compensation review and a variety of other services.

Michael spent five years as President of InteleTravel International, an organization he co-founded, where he capitalized on his knowledge of travel industry management and organizational effectiveness to create a revolutionary travel agency concept providing a totally new distribution channel for travel. Previously, he was President of Productivity and Profit Improvement Associates, an international organization of training and performance management consultants. He has been a Partner and Associate National Director of Client Services for Touche Ross & Co., and Retail Industry Manager and Sales and Marketing Manager for Control Data Corporation, holding a similar position with the IBM Service Bureau Company.

Michael has been a consultant to many companies where he guided management teams with the development of their business and marketing plans, identified weaknesses in organizational structures and provided recommendations to strengthen their infrastructures.  As a proven leader and positive role model, he has designed and implemented many of the soft skill training and development programs within EisnerAmper University as well as customizing them for clients.

Michael received his B.A. from New York University and has completed advanced programs in organization effectiveness at Harvard University.  He serves on the International Business Development Committee of PKF International. Tauriga's CEO Seth M. Shaw commented, "The Company is very excited to have attracted such an accomplished executive to its Board of Directors.  Mr. Wolff's experience in the fields of financial oversight and accounting will greatly strengthen our corporate profile.  In addition the Company has reached an important milestone by structuring a SOX compliant corporate Board." Newly appointed board member Michael Wolff stated, "I am pleased to join Tauriga's Board of Directors and eager to assist management as the Company grows into a success.  I am impressed with work ethic and energy of the management team and I strongly believe that the Company has a great opportunity to create shareholder value."

About Tauriga Sciences, Inc.:
Tauriga Sciences, Inc. is a life sciences company that focuses on proprietary biotherapeutics and diagnostics, novel medical devices and consumer healthcare. The mission of the Company is to acquire and build a diversified portfolio of medical technology assets that is capital efficient and of significant value to the shareholders. The Company's business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. The Company's new corporate website can be found at www.taurigasciences.com.

DISCLAIMER:
Forward-Looking Statements: Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission.

Contact:
Mr. Seth M. Shaw
Chairman & Chief Executive Officer
Tauriga Sciences, Inc.
www.taurigasciences.com
New York: +1-917-796-9926
Montreal: +1-514-840-3697
Email:  sshaw@tauriga.com